Exhibit (e)(i)(B)

DIREXION FUNDS

DISTRIBUTION AGREEMENT

SCHEDULE A

Direxion Monthly S&P 500® Bull 2X Fund	Direxion Monthly S&P 500® Bear 2X Fund
Direxion Monthly NASDAQ-100® Bull 2X Fund
Direxion Monthly Small Cap Bull 2X Fund	Direxion Monthly Small Cap Bear 2X Fund
Direxion Monthly 7-10 Year Treasury Bull 2X Fund	Direxion Monthly 7-10 Year Treasury Bear 2X Fund
Direxion Monthly China Bull 2X Fund

Direxion Monthly Emerging Markets Bull 2X Fund
Direxion Monthly Energy Bull 2X Fund	Direxion Monthly Energy Bear 2X Fund
Direxion Monthly NASDAQ Biotechnology Bull 2X Fund	Direxion Monthly NASDAQ Biotechnology Bear 1.25X Fund
Direxion Monthly Gold Bull 2X Fund	Direxion Monthly Gold Bear 2X Fund
Direxion Monthly Silver Bull 2X Fund	Direxion Monthly Silver Bear 2X Fund
Direxion Monthly MSCI Europe Bull 2X Fund	Direxion Monthly MSCI Europe Bear 1.25X Fund
Direxion Monthly MSCI EAFE Bull 2X Fund	Direxion Monthly MSCI EAFE Bear 1.25X Fund
Direxion Monthly NASDAQ-100® Bull 1.25X Fund	Direxion Monthly NASDAQ-100® Bear 1.25X Fund

Direxion Monthly 25+ Year Treasury Bull 1.35X Fund	Direxion Monthly 25+ Year Treasury Bear 1.35X Fund

Direxion Monthly High Yield Bull 1.2X Fund

Direxion Indexed CVT Strategy Fund

Direxion Indexed Commodity Strategy Fund	Direxion Indexed Managed Futures Strategy Fund

Direxion Hilton Tactical Income Fund

Last Revised: August 24, 2017